June 2008 Investor Presentation Exhibit 99.1

Except for historical information contained herein, the matters set forth in this presentation are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Although Asta Funding, Inc., believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward- looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K and 10-K/A for the fiscal year ended September 30, 2007, Form 10-Q for the fiscal quarter ended December 31, 2007, Form 10-Q and 10-Q/A for the fiscal quarter ended March 31, 2008 and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all, and may not be able to continue paying quarterly dividends. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at www.astafunding.com. Safe Harbor Statement

Business Overview Asta Funding, Inc. ("Asta") has been in the business of acquiring, managing and servicing portfolios of consumer receivables for over 14 years Publicly traded company since 1995 Market capitalization of $110 million (1) Purchases of approximately $30 billion in face value since 1999 164 employees Headquartered in Englewood Cliffs, NJ Service centers in Bethlehem, PA and Sugar Land, TX Flexible, scalable infrastructure Outsourcing strategy with low fixed costs Return on equity averaging 20.3% over the last 3 years (1) As of 06/05/2008

Mary Curtin Senior Vice President 7 years with Asta 10 years industry experience Bill Williams COO 1 year with Asta 40 years financial services experience Management Team with Deep Industry Experience Arthur Stern Founder and Chairman 44 years with Asta 44 years industry experience Mitchell Cohen CFO 3+ years with Asta 15 years financial services experience Insiders own ~26% of Asta Funding Inc. (1) Gary Stern President and Chief Executive Officer 13 years with Asta 27 years industry experience (1) Excludes unexercised options.

Charge-Off and Delinquency Levels at Commercial Banks (2) Consumer credit continues to grow Delinquencies and charge-offs expected to grow, especially in a recession Since 1993, an increasing number of issuers have chosen to sell their charge-offs to purchasers Attractive Industry Dynamics (1) Seasonally adjusted data for period end. Source: U.S. Federal Reserve Board. Historical Consumer Debt (1) (2) Seasonally adjusted data. Source: U.S. Federal Reserve Board Recession Face Value of Charged-Off Debt Purchases (3) (3) Source: The Nilson Report. Other includes utilities, telecom, auto, home equity, government, medical, etc.

Established Platform and Relationships Cumulative Portfolio Purchases at Face Value and Amount Paid as % of Face Value National & Regional Banks Telecom Companies Brokers & Resellers Auto Lenders Other Origination Channels Asta's portfolio purchases have averaged ~3.6% of face value over the last 5 years ~95% of Asta's portfolios come from original issuers (1) (1) Excludes Great Seneca acquisition. ($ in Billions)

Disciplined Portfolio Acquisition Approach Portfolio size and reputation of seller Experience in industry and type of paper Servicers' relationships with seller Quantitative Historical portfolio cash flow, aging, etc. Availability of debtor information Proprietary database system Targeted Measures of Return Recovery of purchase price in 18 to 28 months Return of approximately 130% to 150% of cost within 5 years Qualitative Management/servicer experience with seller Geographic concentration Debtor demographics Privately negotiated transactions Auctions Estimated Collections as % of Purchase Price Sourcing Detailed Due Diligence/Portfolio Analysis Estimated Forward Collection Curve Preliminary Portfolio Review for Suitability with Objectives Investment Committee Approval Bid Submitted Pricing Precedent Transactions Est. Future CF Brokers Forward flow agreements

Flexible Liquidation Strategy with Low Fixed Costs

In-House

Accounting/Operations

Portfolio acquisition executed and funded

Portfolio data uploaded to collection system

In-House Collections

- 80 collectors
- 100-seat Call Center
- ~15% of collections

- Scrub for repurchases
- Obligor notification
- Dispute management
- Customer service
- "Portfolio Creaming"

Outsourcing Analysis

- Account characteristics:
  - Receivables age
  - State concentration
  - Average balance
  - Asset class
- Third party collector characteristics:
  - Collection strategy
  - Specialization
  - State expertise
  - Litigation expertise

Outsourced

Third Party Servicer Partners

- Large established national network
  - Attorneys
  - Collection Agencies
  - Hybrids
- ~85% of collections

Third Party Servicer Management

- Rigorous servicer approval
- Ongoing oversight:
  - Compliance with policies and legislation
  - Periodic operational and financial audits
  - Active monitoring and management

Much like a fund of funds manager, Asta optimizes its allocation among third party servicers

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Asta Funding, Inc.

Expand business through purchase of consumer receivables and new asset types from new sources ? Capitalize on strategic relationships to identify and acquire additional consumer receivable portfolios ? Initiatives Intelligent, disciplined portfolio acquisition approach ? Actively manage liquidations, primarily through outsourcing collection activities to maintain low fixed costs ?

Financial Review

Accounting: SOP 03-3 Effective for Asta as of October 1, 2005 Static pools of accounts established based on common risk criteria Static pools recorded at cost and accounted for as a single unit IRR estimated and "frozen" as the basis for revenue recognition and impairment testing Upward adjustment of IRR if significant increases in actual or expected future cash flows Impairments recorded on pools if collection estimates not achieved Asset Class Collection Curves Issuer Collection Curves Servicer Historical Collection Curve Servicer Collection Projections Management Experience Servicer Experience Expected Cash Flows Quantitative Qualitative

Disciplined Portfolio Acquisition Approach Asset Mix by Portfolio Purchase Price (1) Asset Mix by Portfolio Balance (1) (1) For cumulative portfolio purchases made from 2003 through 2008.

Financial Review Finance Income Composition Portfolio Composition - Ending Balance Need finance income from Portfolio sales for FY2003; fix footnote for zero basis. *Includes portfolios transferred to cost recovery $ 34.9 $ 51.2 $ 69.5 $ 101.0 $ 138.4 $ 68.0 $ 105.6 $ 146.1 $ 172.7 $257.3 $ 545.6 $ 512.3

Financial Review Historical Cash Collections Historical Revenue and Operating Margin Note: Excludes interest and fees.

Financial Review Historical Expense Composition *No impairments recognized prior to FY2006 as a result of SOP 03-3 **Other includes third party servicing expenses and provision from credit losses ($ in Millions)

Financial Review Note: Per share figures reflects a 2-for-1 stock split in March 2004 and 2,475,000 (or 4,950,000 shares post 2-for-1 stock split) additional shares outstanding from the sale of shares in a secondary offering in June 2003 Historical Earnings per Share Historical Book Value per Share

Capital Structure

($ in Thousands)		31-Mar-08		30-Sep-07		30-Sep-06		30-Sep-05
Debt Outstanding								
Securitization Facility	$	148,343	$	184,810	$	-	$	-
Revolving Credit Facility	$	145,514	$	141,817	$	82,811	$	29,285
Total Debt Outstanding	**$**	**293,857**	**$**	**326,627**	**$**	**82,811**	**$**	**29,285**
Stockholders Equity								
Common Stock	$	143	$	139	$	138	$	136
Additional Paid-In Capital	$	68,442	$	65,030	$	61,803	$	60,798
Retained Earnings	$	176,845	$	172,366	$	122,321	$	84,243
Total Stockholders Equity	**$**	**245,430**	**$**	**237,535**	**$**	**184,262**	**$**	**145,177**
Total Capitalization	**$**	**539,287**	**$**	**564,162**	**$**	**267,073**	**$**	**174,462**

- On July 11, 2006, Asta entered into a new 3-year revolving credit facility with a consortium of banks for $175 million, with an expandable feature up to $225 million
- In March 2007, Palisades Acquisition XVI, LLC, a subsidiary of Asta, borrowed approximately $227 million under a new Receivables Financing Agreement ("Securitization Facility") with BMO Capital Markets Corp., in order to purchase a portfolio of approximately $6.9 billion in face value receivables for a purchase price of $300 million
- On December 4, 2007, Asta amended its loan agreement temporarily to increase its Revolving Credit Facility from $175 million to $185 million, which was not utilized
- On December 27, 2007, Asta amended its Securitization Facility to allow the Company greater flexibility, effectively extending the repayment schedule from 25 to 31 months
- On May 19, 2008, Asta amended its Securitization Facility to allow the Company greater flexibility, effectively extending the repayment schedule beyond 31 months

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Asta Funding, Inc.

Appendix

Operating Performance Summary

Mitchell Cohen Chief Financial Officer 15 years of diverse financial services experience 25 years of experience overall Mary Curtin Senior Vice President Served as Vice President of Operations for ASFI from 2001-2007 Prior to joining ASFI, she spent 10 years in analytical and operational capacities within the financial industry, including 7 years in credit Nan Beilinson Vice President 25 years of diversified experience in the financial services sector 15 years of experience as part of the collection and recovery team in the credit card businesses for Manufacturers Hanover Trust and Chemical Bank Gary Stern President and CEO President and Chief Executive Officer since inception Substantial experience in distressed consumer credit analysis and receivables collections Arthur Stern Founder and Chairman Chairman and Executive Vice President since inception Substantial experience in distressed consumer credit analysis and receivables collections Executive Management Bill Williams Chief Operating Officer 40 years of diverse financial services experience Previously, spent eight years as CEO of Popular, Inc.'s N.A finance company operations Before Popular, served as COO of BankAmerica's consumer finance company

Board of Directors

Herman Badillo
Director

- Director since 1995
- Of counsel to Sullivan, Papain, Block, McGrath & Cannavo, a law firm
- Former United States Congressman

Edward Celano
Director

- Director since 1995
- Managing Director of Weiser Corporate Finance Group LLC, a public accounting firm
- Previously senior manager of Atlantic Bank and NatWest Bank

Harvey Leibowitz
Director

- Director since 2000
- Over 30 years experience with Sterling National Bank
- Also served with several major banks and financial institutions

Louis Piccolo
Director

- Director since June 2004
- President of management consulting firm
- Previously EVP/CFO of Alfred Dunhill of London, Inc.

Alan Rivera
Director

- Director since February 2004
- CFO and General Counsel of Millbrook Capital and MMI Investments
- Previously EVP-Finance & Administration of NYC Economic Development Corp.

David Slackman
Director

- Director since 2002
- Manhattan Market President of Commerce Bank, N.A.
- Previously with Atlantic Bank and Dime Savings Bank

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Asta Funding, Inc.